                                                                   EXHIBIT 10.15


                                                         (EXECUTION COUNTERPART)

                               SEVENTH AMENDMENT


         SEVENTH AMENDMENT dated as of October 31, 1996, between LAMAR ADVERTISING COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Obligors"); each of the lenders that is a signatory hereto (individually a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

         The Company, the Subsidiary Guarantors, the Banks and the Agent are parties to a Credit Agreement dated as of May 19, 1993 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"). The Company, the Subsidiary Guarantors, the Banks and the Agent wish to increase the aggregate amount of the Revolving Credit Commitments under the Credit Agreement from $20,000,000 to $50,000,000, and to amend the Credit Agreement in certain other respects. Accordingly the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Seventh Amendment, terms defined in the Credit Agreement are used herein as defined therein.

         Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

         2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby. References in the Credit Agreement to "the Notes" shall be deemed to include reference to the New Revolving Credit Notes referred to in Section 5.02 hereof.

         2.02. The following definitions in Section 1.01 of the Credit Agreement shall be amended in their entirety to read as follows:

                 "'Applicable Margin' shall means (a) with respect to Base Rate Loans, 3/4% per annum; and (b) with respect to Eurodollar Loans, 2% per annum; provided that if the Leverage Ratio as at the last day of any fiscal quarter of the Company shall fall within any of the ranges set forth in the schedule below then, subject to the delivery





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                                       2

         to the Agent of a certificate of a senior financial officer of the Company demonstrating such fact prior to the end of the next succeeding fiscal quarter (accompanied by the financial statements required to be delivered pursuant to Section 9.01(a) or 9.01(b), as the case may be, hereof), the "Applicable Margin" for each Loan shall be reduced to the rate for the respective Type of Loan set forth opposite such range in the schedule below during the period commencing on the Quarterly Date on or immediately following the date of receipt of such certificate to but not including the next succeeding Quarterly Date thereafter (except that notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing at the time of delivery of such certificate or at any time following the same until such next succeeding Quarterly Date, and the Agent acting on the instructions of the Majority Banks shall have notified the Company that this proviso shall not apply, the Applicable Margin for any such Loan shall not as a consequence of this proviso be so reduced for the period from and including the date of such notice to but excluding the date such Event of Default shall have been cured to the reasonable satisfaction of the Agent or the Majority Banks):

                                                 Applicable Margin (% p.a.)
                                             ---------------------------------
           Range of
        Leverage Ratio                       Base Rate Loans  Eurodollar Loans
        --------------                       ---------------------------------
        Greater than or equal
          to 5.00 to 1                            3/4%                2%

        Greater than or equal
          to 4.50 to 1 and less
          than 5.00 to 1                          1/2%            1-3/4%

        Greater than or equal
          to 4.00 to 1 and less
          than 4.50 to 1                          1/4%            1-1/2%

        Greater than or equal
          to 3.50 to 1 and less
          than 4.00 to 1                           0%             1-1/4%

        Less than 3.50 to 1                        0%                1%"

                 "'Interest Period' shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, third or sixth or (with





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                                       3

         the approval of all of the Banks) ninth or twelfth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period."

                 "'Leverage Ratio' shall mean, as at any date, the ratio of Total Indebtedness on such date to Operating Cash Flow for the period of twelve calendar months ending on or most recently prior to such date."

                 "'Revolving Credit Commitment' shall mean, as to each Bank, the obligation of such Bank to make Revolving Credit Loans in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on Annex 1 hereto under the caption "Revolving Credit Commitment" (as the same may be reduced at any time or from time to time pursuant to Section
         2.04 hereof)."

                 "'Revolving Credit Termination Date' shall mean April 30, 1997 (of, if said date is not a Business Day, the Business Day most immediately preceding said date)."

         2.03. Section 1.01 of the Credit Agreement shall be amended by deleting the definition of "Commitment Reduction Dates".

         2.04. Section 2.04(b) of the Credit Agreement shall be amended to read as follows:

         "(b)  [Intentionally deleted]"





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                                       4

         2.05. Section 2.04(d) of the Credit Agreement shall be amended to read as follows:

         "(d)  [Intentionally deleted]"

         2.06. Section 2.10 of the Credit Agreement shall be amended by adding the following new subsection (e) at the end thereof:

         "(e) Cover for Letter of Credit Liabilities on the Revolving Credit Termination Date. In the event that on the Revolving Credit Termination Date there are outstanding Letter of Credit Liabilities, the Company shall be required to provide cover for such Letter of Credit Liabilities in an amount equal to the aggregate face amount of the outstanding Letter of Credit Liabilities. The Company shall effect the same by paying to the Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full."

         2.07. Section 3.01(a) of the Credit Agreement shall be amended to read as follows:

         "(a) The Company hereby promises to pay to the Agent for account of each Bank the entire outstanding principal amount of such Bank's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Termination Date."

         2.08. Section 7.02 of the Credit Agreement shall be amended to add a new paragraph to the end thereof to read as follows:

                 "In addition to the conditions precedent set forth above, it shall be a condition precedent to any borrowing of Revolving Credit Loans hereunder, or any issuance of a Letter of Credit hereunder, that would increase the aggregate outstanding principal or face amount of the Revolving Credit Loans and Letter of Credit Liabilities to an amount greater than $20,000,000 that the Agent shall have received evidence that:

                 (i) the Company shall be permitted to incur the Indebtedness represented by such borrowing or issuance under the first paragraph of Section 1009 of the Indenture,

                 (ii) the Subsidiary Guarantors shall be entitled to Guarantee such Indebtedness under Clause (1) of Section 1010 of the Indenture, and

                 (iii) the Liens provided under the Pledge Agreement shall be permitted to secure such Indebtedness under Clause (1) of Section 1012 of the Indenture





                               Seventh Amendment
         and, in that connection the Company shall have delivered a certificate of its chief financial officer certifying as to the foregoing and setting forth a calculation demonstrating that the ratio set forth in the first paragraph of Section 1009 of the Indenture, after giving effect to such borrowing or issuance, shall be less than 5.5 to 1."

         2.09. Section 9.13 of the Credit Agreement shall be amended by replacing "$10,000,000" with "$15,000,000".

         2.10 The Credit Agreement shall be amended by inserting as Annex 1 thereto Annex 1 hereto.

         Section 3. Commitment Fee. Notwithstanding that the increase of the commitments contemplated by Section 2 hereof shall not become effective until the satisfaction of the conditions precedent specified in Section 5 hereof, for purposes of calculating the amount of commitment fee payable under Section 2.05 of the Credit Agreement, the Commitments of the Banks shall be deemed to have been so increased on the date hereof.

         Section 4. Representations and Warranties. Each party hereto (other than the Banks and the Agent) hereby represents and warrants to the Banks and the Agent that the representations and warranties made by such party in each Basic Document by which such party is bound are true and complete as if made on and as of the date hereof and as if each reference in such representations and warranties to the Credit Agreement included reference to the Credit Agreement as amended by this Seventh Amendment.

         Section 5. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

         5.01. Execution by All Parties. This Seventh Amendment shall have been executed and delivered by each of the parties hereto.

         5.02. Notes and Initial Loans. The Company shall have delivered to the Agent for each Bank whose Revolving Credit Commitment is increasing (an "Increasing Bank"), in exchange for the Revolving Credit Note heretofore delivered to such Bank pursuant to Section 2.08 of the Credit Agreement, a new Revolving Credit Note of the Company in substantially the form of Exhibit A-1 to the Credit Agreement, dated the date of the Revolving Credit Note being exchanged, payable to such Bank in a principal amount equal to its Revolving Credit Commitment (as increased hereby) and otherwise duly completed, and each of such Revolving Credit Notes (a "New Revolving Credit Note") delivered to the Increasing Banks shall constitute a "Revolving Credit Note" under the Credit Agreement as amended hereby.





                               Seventh Amendment

         5.03 Documents. The Agent shall have received the following documents, each of which shall be satisfactory to the Agent in form and substance:

                 (1) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of the Company (or, in the alternative, a certification to the effect that none of such documents has been modified since delivery thereof on the Closing Date pursuant to the Credit Agreement) and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers for each Obligor) with respect to the execution, delivery and performance of this Seventh Amendment and the Credit Agreement as amended hereby and the extensions of credit under the Credit Agreement as amended hereby, the New Revolving Credit Notes and each other document to be delivered by each Obligor from time to time in connection with the Credit Agreement as amended hereby (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from each Obligor to the contrary).

                 (2) Opinion of Counsel to the Obligors. An opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., counsel to the Obligors (and each Obligor hereby instructs such counsel to deliver such opinion to the Banks and the Agent).

                 (3) TLC Properties II, Inc. Satisfaction of the conditions precedent specified in Section 7.01 with respect to TLC Properties II, Inc. as though it had been a Subsidiary Guarantor on the date of the Credit Agreement, and evidence that all its capital stock has been pledged under the Pledge Agreement.

                 (4) Other Documents. Such other documents as the Agent or any Bank or special New York counsel to Chase may reasonably request.

         5.04. Pro Rata Adjustment. On the date the amendments to the Credit Agreement set forth in Section 2 above shall become effective, the Company, without regard to the provisions of Section 4.02 of the Credit Agreement, shall have borrowed and prepaid Loans from the Banks in such amounts (and made such other adjustments, including reallocating Letter of Credit Interests held by them) as shall be necessary, so that after giving effect to such borrowing and prepayments (and adjustments), the Loans and Letter of Credit Interests shall be held by the Banks pro rata in accordance with the respective amounts of their Commitments (as increased hereby). In such connection, the company shall make any payments required to be made under Section 5.05 of the Credit Agreement as a result of any such prepayments.

         Section 6. New Subsidiary Guarantor. Subject to Section 5 hereof, each of the parties hereto, by its signature below, hereby agrees that, from and after the date hereof,





                               Seventh Amendment

TLC Properties II, Inc. is and shall be a Restricted Subsidiary and a party to, and a Subsidiary Guarantor under, the Credit Agreement.

         Section 7. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Seventh Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Seventh Amendment by signing any such counterpart. This Seventh Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed and delivered as of the day and year first above written.

                                     LAMAR ADVERTISING COMPANY


                                     By:
                                        -------------------------
                                           Title:

                                     SUBSIDIARY GUARANTORS
                                     ---------------------

                                     THE LAMAR CORPORATION
                                     INTERSTATE LOGOS, INC.
                                     NEBRASKA LOGOS, INC.
                                     OKLAHOMA LOGO SIGNS, INC.
                                     MISSOURI LOGOS, INC.
                                     OHIO LOGOS, INC.
                                     UTAH LOGOS, INC.
                                     TEXAS LOGOS, INC.
                                     MISSISSIPPI LOGOS, INC.
                                     GEORGIA LOGOS, INC.
                                     SOUTH CAROLINA LOGOS, INC.
                                     VIRGINIA LOGOS, INC.
                                     MINNESOTA LOGOS, INC.
                                     LAMAR ADVERTISING OF MOBILE, INC.
                                     LAMAR ADVERTISING OF COLORADO
                                       SPRINGS, INC.
                                     LAMAR ADVERTISING OF SOUTH
                                       MISSISSIPPI, INC.
                                     LAMAR ADVERTISING OF JACKSON, INC.
                                     LAMAR TEXAS GENERAL PARTNER, INC.





                               Seventh Amendment

                                     LAMAR ADVERTISING OF SOUTH
                                       GEORGIA, INC.
                                     LAMAR TENNESSEE LIMITED PARTNER,
                                       INC.
                                     TLC PROPERTIES, INC.
                                     LAMAR PENSACOLA TRANSIT, INC.
                                     MICHIGAN LOGOS, INC.
                                     NEW JERSEY LOGOS, INC.
                                     TLC PROPERTIES II, INC.

                                     For each of the above Subsidiary
                                       Guarantors

                                     By:
                                        -------------------------
                                           Title:


                                     LAMAR TEXAS LIMITED PARTNERSHIP

                                     By   Lamar Texas General Partner,
                                          Inc., its general partner

                                     By:
                                        -------------------------
                                           Title:

                                     LAMAR TENNESSEE LIMITED
                                       PARTNERSHIP
                                     LAMAR TENNESSEE LIMITED
                                       PARTNERSHIP II

                                     By   The Lamar Corporation, their
                                          general partner

                                     By:
                                        -------------------------
                                           Title:

                                     LAMAR AIR, L.L.C.

                                     By   The Lamar Corporation, its
                                          manager

                                     By:
                                        -------------------------
                                           Title:





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                                       9


                                     BANKS
                                     -----

                                     THE CHASE MANHATTAN BANK

                                     By:
                                        -------------------------
                                           Title:

                                     BANK ONE, LOUISIANA,
                                       NATIONAL ASSOCIATION

                                     By:
                                        -------------------------
                                           Title:

                                     CIBC INC.

                                     By:
                                        -------------------------
                                           Title:
                                          Title:

                                     THE CHASE MANHATTAN BANK
                                       as Agent

                                     By:
                                        -------------------------
                                           Title:





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
                                       10

                                                                      ANNEX 1


                                          Revolving Credit
Banks                                        Commitment
-----                                     ----------------
THE CHASE MANHATTAN BANK                  $31,313,131.27

BANK ONE, LOUISIANA
 NATIONAL ASSOCIATION                       9,764,309.82

CIBC INC.                                   8,922,558.91

Total                                     $50,000,000.00
                                          ==============





                               Seventh Amendment